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              Computation of Ratios of Earnings to Fixed Charges
                            (Dollars in thousands)

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                                                              Fiscal Year Ended                          Three Months Ended
                                      ---------------------------------------------------------------  -----------------------
                                      August 31,   August 26,   August 31,   August 30,    August 29,  November 28, November 29,
                                         1994         1995         1996         1997          1998        1998          1997
                                      ----------   ----------   ----------    --------     --------    -----------  -----------
Fixed charges:
  Interest expense                    $  8,913     $  9,237     $  9,455     $  9,235     $ 10,346     $  2,340     $ 2,295
  Amortization of debt expense             933          957          720          661          681          169         183
  Rental expense included in fixed
    charges                              4,548        4,342        3,949        3,802        3,721          828         876
                                      --------     --------     --------     --------     --------     --------     --------
         Total fixed charges          $ 14,394     $ 14,536     $ 14,124     $ 13,698     $ 14,748     $  3,337     $  3,354
                                      --------     --------     --------     --------     --------     --------     --------

Earnings:
  Pre-tax (loss) income               $(14,556)    $ (5,672)    $ (1,066)    $   (921)    $  3,579     $ (2,578)    $ (3,016)
  Plus: fixed charges                   14,394       14,536       14,124       13,698       14,748        3,337        3,354
                                      --------     --------     --------     --------     --------     --------     --------
         Total earnings               $   (162)    $  8,864     $ 13,058     $ 12,777     $ 18,327     $    759     $    338
                                      --------     --------     --------     --------     --------     --------     --------
Ratio of earnings to fixed charges         n/a          n/a          n/a          n/a          1.2          n/a          n/a
                                      --------     --------     --------     --------     --------     --------     --------
                                      --------     --------     --------     --------     --------     --------     --------
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